     As filed with the Securities and Exchange Commission on May 17, 1999
                                                       Registration No. 333-____
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                             ____________________
                        CB RICHARD ELLIS SERVICES, INC.
            (Exact name of registrant as specified in its charter)



               Delaware                           52-1616016
       (State or other juris-                  (I.R.S. Employer
      diction of incorporation)               Identification No.)

    200 North Sepulveda Boulevard                 90245-4380
        El Segundo, California                    (Zip Code)
        (Address of principal
          executive offices)


                          1999 Equity Incentive Plan
                        1999 Employee Stock Option Plan
                           (Full title of the plans)

                                                         Copy to:
       Walter V. Stafford, Esq.                   Michael J. Halloran, Esq.
   Senior Executive Vice President              Pillsbury Madison & Sutro LLP
        and General Counsel                          235 Montgomery Street
       353 Sacramento Street                    San Francisco, California 94104
            Suite 1900                                   (415) 983-1000
      San Francisco, CA 94110
          (415) 733-5500
    (Name, address and telephone
    number of agent for service)




                        CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------
                                        Proposed maximum   Proposed maximum    Amount of
Title of securities      Amount to be    offering price       aggregate       registration
to be registered          registered      per share/3/      offering price       fee/4/
--------------------   --------------  -----------------  -----------------  ---------------

Common Stock/1/            500,000         $ 19.38           $  9,690,000       $ 2,693.82
--------------------------------------------------------------------------------------------

Common Stock/2/          1,000,000         $ 19.38           $ 19,380,000       $ 5,387.64
--------------------------------------------------------------------------------------------

Total Registration Fee      N/A                N/A              N/A            $ 8,081.46
============================================================================================

(1)  Common Stock to be issued pursuant to the 1999 Equity Incentive Plan
(2)  Common Stock to be issued pursuant to the 1999 Employee Stock Option Plan
(3) The offering price per share is calculated on the average high and low prices reported in the consolidated reporting system for the New York Stock Exchange on May 13, 1999.
(4)  The registration fee has been calculated pursuant to Rule 457(h)(1).


                        ______________________________


The registration statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                                    PART I


Item 1.  Program Information.*

Item 2.  Registrant Information and Employee Program Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.



                                    PART II

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the registrant with the Securities and Exchange Commission are hereby incorporated by reference in this registration statement:

         (a) The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

         (b) The information with regard to the registrant's Common Stock contained in the Form 8-A with the Commission, File No. 001-12231, pursuant to section 12 of the Securities and Exchange Act of 1934, including any subsequent amendments or reports filed for the purpose of updating such information.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed incorporated by reference in this registration Statement and to be a part hereof from the date of filing such documents until a post-effective amendment of this registration Statement is filed which indicates that all securities being offered hereby have been sold or which deregisters all securities then remaining unsold.


Item 4.  Description of Securities.

         Not applicable.


Item 5.  Interests of Named Experts and Counsel.

         Not applicable.


Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify its directors, officers, employees and agents under certain circumstances. Article Sixth of the registrant's Fifth Restated Certificate of Incorporation provided that the registrant shall indemnify, to the fullest extent permitted by applicable law as it presently exists or may be amended, all directors and officers of the registrant. Article Fifth of the Fifth Restated Certificate of Incorporation further provides that no director of the registrant shall be liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it presently exists or may be amended.

         Additionally, the registrant maintains a policy of liability insurance to insure its officers and directors against losses resulting from wrongful acts committed by them in their capacities as officers and directors of the registrant, including liabilities arising under applicable securities laws.


Item 7.  Exemption From Registration Claimed.

         Not applicable.


Item 8.  Exhibits.



Exhibit No.      Description
-----------      -----------
    4            Specimen form of certificate for the registrant's Common Stock filed as Exhibit 4.1 to Amendment No. 2 to the registrant's
                 Form S-1 registration statement, File No. 333-12757.

    5            Opinion of Counsel

   23.1          Consent of Walter V. Stafford (included in Exhibit 5)

   23.2          Consent of Arthur Andersen LLP

   24            Power of Attorney (reference is hereby made to page 4)


Item 9.  Undertakings.

         (a)    The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                      (A) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (B) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (C) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(A) and (a)(1)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                               POWER OF ATTORNEY


         Each person whose signature appears below constitutes and appoints James J. Didion, John C. Haeckel, Walter V. Stafford and Debra L. Morris his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including Post-Effective Amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might of could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                  SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 13th day of May, 1999.



                                     CB RICHARD ELLIS SERVICES, INC.


                                     By         /s/ JAMES J. DIDION
                                        --------------------------------------
                                                   James J. Didion
                                               Chairman of the Board and
                                                Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:




              Signature                         Title                     Date
              ---------                         -----                     ----
     /s/ James J. Didion        Chief Executive Officer            May 13, 1999
------------------------------  and Director
        James J. Didion


     /s/ John C. Haeckel        Senior Executive Vice President,   May 13, 1999
------------------------------  Chief Financial Officer and
         John C. Haeckel        Treasurer

      /s/ Debra L. Morris       Executive Vice President and       May 13, 1999
------------------------------  Global Chief Accounting Officer
          Debra L. Morris       (Principal Accounting Officer)


    /s/ Stanton D. Anderson     Director                           May 12, 1999
------------------------------
      Stanton D. Anderson


                                Director
------------------------------
         Gary J. Beban

                                Director

------------------------------
          Richard C. Blum


                                Director
------------------------------
      Bradford M. Freeman


              Signature                         Title                     Date
              ---------                         -----                     ----


     /s/ Donald M. Koll         Director                           May 13, 1999
------------------------------
       Donald M. Koll


      /s/ Paul C. Leach         Director                           May 12, 1999
------------------------------
         Paul C. Leach


                                Director
------------------------------
      Frederic V. Malek


                                Director
------------------------------
      Peter V. Ueberroth


                                Director
------------------------------
    Ray Elizabeth Uttenhove


     /s/ W. Brett White         Director                           May 12, 1999
------------------------------
       W. Brett White


     /s/ Gary L. Wilson         Director                           May 13, 1999
------------------------------
        Gary L. Wilson

     /s/ Raymond E. Wirta       Director                           May 13, 1999
------------------------------
       Raymond E. Wirta

                                INDEX TO EXHIBITS


Exhibit No.      Description
-----------      -----------
     4           Specimen form of certificate for the registrant's Common Stock filed as Exhibit 4.1 to Amendment No. 2 to the registrant's
                 Form S-1 registration statement, File No. 333-12757.

     5           Opinion of Counsel

    23.1         Consent of Walter V. Stafford (included in Exhibit 5)

    23.2         Consent of Arthur Andersen LLP

    24           Power of Attorney (reference is hereby made to page 4)